UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

AMERILITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-16014254
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

871 Coronado Center Drive, Suite 200

Henderson, Nevada 89052

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 18, 2013 (the “Closing Date”), Amerilithium Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CareBourn Capital, L.P. (the “Investor”), whereby the Company issued and sold, and the Investor purchased an unsecured Convertible Promissory Note of the Company (the “Company Note”) in the principal amount of $50,000 (the “Maturity Amount”). The Company Note is due June 18, 2014 and bears an interest rate of 8% per annum. The total amount funded at closing was $47,500, representing the Maturity Amount less the payment of $2,500 to the Investor to cover its fees.

At any time after the closing date, the Investor has the right to convert, subject to restrictions described in the Company Note, all or a portion of the outstanding amount of the Company Note that is eligible for conversion into shares of the Company’s common stock, par value $0.001 per share. The number of common shares delivered to the Investor upon conversion will be calculated by dividing the amount of the Company Note that is being converted by the market price of the common stock, which is defined as 55% of the average of the lowest three trading prices during the 10 trading days immediately preceding the date of the conversion.

The Company Note contains a “blocker provision” such that the Investor shall not be permitted to hold, by virtue of shares of common stock beneficially owned by the Investor and shares issued upon conversion of the Company Note, a number of shares of common stock exceeding 4.99% of the number of shares of the Company’s common stock outstanding on such date.

The Company Note was delivered pursuant to the terms of the Purchase Agreement. The Purchase Agreement contains representations and warranties of the Company and the Investor that are customary for transactions of this kind. The Purchase Agreement contains certain penalties and damages in the event the Investor is unable to sell shares of the Company’s common stock under Rule 144 because the Company is not current in regards to its required reports under the Securities Exchange Act of 1934, as amended, or if the Company fails to timely deliver any shares of common stock issuable to the Investor upon conversion of the Company Note.

The above descriptions of the Purchase Agreement and the Company Note do not purport to be complete and are qualified in their entirety by the documents attached hereto as exhibits 10.1 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Company Note, which is incorporated into this Item 3.02 by reference.

The issuance of the Company Note was made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor as defined in Rule 501 of Regulation D, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

4.1	Convertible Promissory Note, effective June 18, 2013, by and between Amerilithium Corporation and Carebourn Capital, L.P.*

10.1	Securities Purchase Agreement, effective June 18, 2013, by and between Amerilithium Corporation and Carebourn Capital, L.P.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERILITHIUM CORPORATION

Date: June 24, 2013	By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer